Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 31, 2019, with respect to the consolidated financial statements as of and for the years ended October 31, 2018 and 2017, of Coda Octopus Group, Inc. which are included in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Frazier & Deeter, LLC
Tampa, Florida
August 29, 2019